Exhibit 10.33

LEASE ADDENDUM AGREEMENT

This Lease Addendum Agreement (“Lease Addendum”), dated effective as of October 1st, 2018 (the “Lease Addendum Date”), is an addendum to the Lease Agreement (“Lease Agreement”), dated July 1st, 2018, between The tru Shrimp Company, a Delaware corporation (“Landlord”), and Ralco Nutrition, Inc., a Minnesota corporation (“Tenant”).

BACKGROUND

A.         Landlord is the owner of the approximately 41,000 square foot building (the “Building”) and underlying parcel of real estate commonly described as 330 3rd Street, Balaton, MN 56115 (“Premises”).

B.         Landlord desired to lease to Tenant a 13,518 square foot portion of the Premises further described below, and Tenant desires to lease such portion of the Premises from Landlord, in accordance with the terms and conditions of the original Lease Agreement.

C.         Now Landlord and Tenant wish to amend certain terms of the original Lease Agreement effective July 1, 2018. Any terms that are not specially amended below shall remain in full effect from the original Lease Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ADDENDUM AGREEMENT

1.           Demise.

(a)    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the portion of the Premises consisting of approximately 6,725 square feet of rentable space comprised of: (i) the “Balaton Bay Golf Course Spaces” office space located in the Building, and (ii) the laboratory space located in the Building, (iii) the shop and headhouse space located in the Building. Included in the Subleased Premises is the Subtenant’s non-exclusive right to access the Subleased Premises from the common areas of the Premises and access ways in and around the Premises.

2.           Payment of Base Rent, Operating Costs and Real Estate Taxes.

(a)    Base Rent. Throughout the Lease Term, Tenant will pay to Landlord fixed base rent (“Base Rent”) at the rate of Three Thousand Six Hundred Forty-Three and No/I 00 Dollars ($3,643.00). Tenant will pay all installments of Base Rent on the first day of each calendar month.

(b)    Operating Costs. Tenant will pay Tenant’s Pro Rata Share of the Operating Costs (as that term is defined below) on a monthly basis during the Lease Term.

(i)“    Operating Costs” are defined with respect to any calendar year to include but not be limited to the following costs incurred by Landlord in such calendar year with respect to the Leased Premises: (a) the costs of heat, cooling and utilities for the Leased Premises; and (b) all costs of Landlord’s insurance relating to the Leased Premises (including any deductibles).

(ii)    Tenant’s pro rata share of the Operating Costs (the “Pro Rata Share of Operating Costs”) is a fraction, the numerator of which is the rentable square feet of the Leased Premises, and the denominator is the rentable square feet of the Premises. For purposes of this Lease, the term rentable square feet means the square footage of the footprint of a building located on the Premises. Landlord and Tenant agree that Tenant’s Pro Rata Share of Operating Costs shall be five and four tenth percent (5.40%).

(iii)    Tenant shall be responsible for its Pro Rata Share of Operating Costs annually regarding utilities in the amount Three Thousand Forty Dollars and No/100 ($3,240.00) and insurance in the amount of Four Hundred Eighty Six and No/100 Dollars ($486.00). This amount shall be increased annually each calendar year by three percent (3%).

(c)    Real Estate Taxes. Tenant will pay Tenant’s Pro Rata Share of the Real Estate Taxes (as that term is defined below) on a monthly basis during the Lease Term.

(i)“    Real Estate Taxes” are defined as Thirty-Two Thousand Nine Hundred and No/100 Dollars ($32,900.00), increased each calendar year by three percent (3%).

(ii)    Tenant’s pro rata share of the Real Estate Taxes (the “Pro Rata Share of Real Estate Taxes”) is five and four tenth percent (5.4%). Tenant’s Pro Rata Share of Real Estate Taxes shall be equal to Three Thousand Two Hundred Twenty-Four and No/100 Dollars ($1,777.00) annually during the first year of the Lease Term.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

The tru Shrimp Company

By: /s/ Michael B. Ziebell

Name: Michael B. Ziebell

Title: President & Chief Executive Officer

TENANT:

Ralco Nutrition, Inc.

By: /s/ Brian Knochenmus

Name: Brian Knochenmus

Title: President / CEO

tru Shrimp & Ralco Lease

Lease Support

Amendment : October 1, 2018

Updated Usages

Location/Item	Sq . footage	Rate	Total	Monthly	RTC Lease
Ralco R&D Lab & Office	1,540	$6.50	10,010	834
Balaton Bay Golf Course Spaces	134	$6.50	878	73	Share of Costs
Jon Knochenmus Office	354	$6.50	2,301	193
Admin Storage	196	$6.50	1,274	106	Operating Costs			Yearly	Monthly
Headhouse and Shop Space	4,500	$6.50	29,250	2,438
					Utilities	60,000	5.40%	3,240	270
Total	6,725	$6.50	43,713	3,643	Insurance	9,000	5.40%	486	41
					Real Estate	32,900	5.40%	1,777	148
Utilities, Insurance, and Taxes true up
					Total			5,503	459
Total sq ft	41,000	5.43%	Allocation of Expenses